UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	333-146341	26-0658752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the real property described in Item 2.01 is incorporated herein by reference.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 9, 2008, KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBSII 100-200 Campus Drive, LLC (the “Owner”), purchased two four-story office buildings located at 100 and 200 Campus Drive in Florham Park, New Jersey containing 558,966 rentable square feet on an approximate 71.1-acre parcel of land (the “100 & 200 Campus Drive Buildings”) from 100/200 Campus Drive, L.L.C., which is not affiliated with the Company or its advisor, KBS Capital Advisors LLC (the “Advisor”). The purchase and sale agreement for the acquisition of the 100 & 200 Campus Drive Buildings was assigned to the Owner from the Advisor on August 8, 2008 for $5.4 million, which is the amount of the non-refundable deposit paid by the Advisor under the purchase and sale agreement.

The purchase price of the 100 & 200 Campus Drive Buildings was approximately $180.7 million plus closing costs. The acquisition was funded from an $89.8 million six-month bridge loan secured by the 100 & 200 Campus Drive Buildings, a $28.5 million mezzanine loan secured by 100% of the equity interests in the Owner and with proceeds from the Company’s ongoing initial public offering.

The 100 & 200 Campus Drive Buildings were built in 1989 and 1988, respectively, and are currently 99% leased to 19 tenants, including BASF Americas Corporation (36%), Day Pitney LLP (24%), Merrill Lynch, Pierce, Fenner & Smith, Inc. (10%) and Hartford Fire Insurance Company (6%). BASF Americas Corporation (“BASF”) is the North American subsidiary of BASF SE, a worldwide chemical company offering its customers a range of products, including oil and gas chemicals, plastics, performance products, agricultural products, and fine chemicals. Day Pitney LLP (“Day Pitney”) is a law firm with nearly 400 attorneys providing legal services to businesses, financial institutions, government entities and individuals. Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) is a global financial service firm, providing capital markets services, investment banking, wealth management, insurance, banking and related financial services. Hartford Financial Services Group (“Hartford”) is a leading provider of investment products as well as life insurance, group and employee benefits, automobile and homeowners’ insurance and business insurance.

The current aggregate annual base rent for the tenants of the 100 & 200 Campus Drive Buildings is approximately $15.9 million. As of September 2008, the current weighted-average remaining lease term for the current tenants of the 100 & 200 Campus Drive Buildings is approximately 4.6 years. The BASF lease expires on November 30, 2016, and the average annual rental rate for the BASF lease over the lease term is $38.18 per square foot. BASF has the right, at its option, to extend the term of its lease for two additional five-year periods or one additional 10-year period. The Day Pitney lease expires on August 31, 2010, and the average annual rental rate for the Day Pitney lease over the lease term is $22.98 per square foot. Day Pitney has the right, at its option, to extend the term of its lease for two additional five-year periods. The Merrill Lynch lease expires on September 30, 2011, and the average annual rental rate for the Merrill Lynch lease over the lease term is $32.16 per square foot. Merrill Lynch has the right, at its option, to extend the term of its lease for two additional five-year periods. The Hartford lease expires on September 30, 2010, and the average annual rental rate for the Hartford lease over the lease term is $31.98 per square foot. Hartford has the right, at its option, to renew its lease for one additional five-year period.

The Company does not intend to make significant renovations or improvements to the 100 & 200 Campus Drive Buildings. Management of the Company believes that the 100 & 200 Campus Drive Buildings are adequately insured.

In the Company’s Form 8-K filed with the SEC on August 14, 2008, the 100 & 200 Campus Drive Buildings were referred to as the 100-200 Park Avenue Buildings.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

In connection with the acquisition of the 100 & 200 Campus Drive Buildings, the Owner entered into a six-month bridge loan with Wells Fargo Bank, National Association (“Mortgage Lender”) for approximately $89.8 million secured by the 100 & 200 Campus Drive Buildings (the “100 & 200 Campus Drive Mortgage Loan”). The 100 & 200 Campus Drive Mortgage Loan matures on March 9, 2009, with an option to extend the maturity date to June 9, 2009, and bears interest at a variable rate of 225 basis points over 30-day LIBOR for the term of the loan. If the Owner repays the 100 & 200 Campus Drive Mortgage Loan, in whole or in part, on or before December 9, 2008, the Owner must pay Mortgage Lender an exit fee in an amount equal to 0.25% of the amount being repaid. Repayments made after December 9, 2008 will not result in the Owner incurring an exit fee. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. With respect to (i) certain material misrepresentations, fraud or other acts of bad faith by the Owner, KBS REIT Properties II, LLC, a wholly owned subsidiary of the Company (the “Guarantor”), the Advisor, the Company or its affiliates and (ii) certain acts of bankruptcy involving Owner, Guarantor provided a limited form of guaranty with respect to the 100 & 200 Campus Drive Mortgage Loan.

Also in connection with the acquisition of the 100 & 200 Campus Drive Buildings, KBSII REIT Acquisition I, LLC, an indirect wholly owned subsidiary of the Company (“Mezzanine Borrower”) obtained a $28.5 million mezzanine loan (the “100 & 200 Campus Drive Mezzanine Loan”) from Wells Fargo Bank, National Association (“Mezzanine Lender”) secured by, among other things, a pledge by Mezzanine Borrower of its 100% equity interest in the Owner, and a pledge by the Guarantor of its 100% equity interest in Mezzanine Borrower. The 100 & 200 Campus Drive Mezzanine Loan has a maturity date of March 9, 2009, on which all unpaid principal, together with all accrued but unpaid interest, is due. The 100 & 200 Campus Drive Mezzanine Loan agreement bears interest at a floating rate equal to 370 basis points over LIBOR, adjusted on a monthly basis. Mezzanine Borrower is required to make interest only payments for the first three months of the 100 & 200 Campus Drive Mezzanine Loan, followed by principal payments of approximately $9.5 million, plus interest, for each of the fourth and fifth months of the 100 & 200 Campus Drive Mezzanine Loan term. In the event of prepayment of the 100 & 200 Campus Drive Mezzanine Loan, the Mezzanine Borrower shall concurrently pay (a) if other than a monthly adjustment date, costs associated with prepayment of any LIBOR contract and (b) all other costs and fees due under the 100 & 200 Campus Drive Mezzanine Loan subject to various terms and conditions.

With respect to (i) certain material misrepresentations, fraud or other acts of bad faith by Mezzanine Borrower, the Owner, Guarantor, the Company or its affiliates and (ii) certain acts of bankruptcy involving Mezzanine Borrower, Owner, Guarantor and their managing members, Guarantor provided a limited form of guaranty with respect to the 100 & 200 Campus Drive Mezzanine Loan. During the term of the 100 & 200 Campus Drive Mezzanine Loan, Mezzanine Borrower and the Owner have agreed to comply with certain financial covenants related to (a) distributions by Mezzanine Borrower and the Owner and (b) the indebtedness of Mezzanine Borrower and the Owner.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before November 25, 2008 by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: September 15, 2008	BY:	/s/ Charles J. Schreiber, Jr.

Charles J. Schreiber, Jr.
Chief Executive Officer